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EXHIBIT 11  -  -  STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                        Three Months Ended,             Nine Months Ended,
                                           September 30                    September 30

                                       1995           1994             1995             1994
                                   -----------     -----------     -----------       -----------
                                   (unaudited)     (unaudited)     (unaudited)       (unaudited)
PRIMARY EARNINGS PER SHARE:

Average shares outstanding            8,598           8,548            8,589             8,532

Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
average market price                    261              55              182                72
                                     ------          ------           ------            ------
                                      8,859           8,603            8,771             8,604
                                     ------          ------           ------            ------
                                     ------          ------           ------            ------
Net income                           $2,124          $  756           $5,771            $3,748
                                     ------          ------           ------            ------
                                     ------          ------           ------            ------
Net income per share                 $  .24          $  .09           $  .66            $  .44
                                     ------          ------           ------            ------
                                     ------          ------           ------            ------
FULLY-DILUTED EARNINGS PER SHARE:

Average shares outstanding            8,598           8,548            8,589             8,532

Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
closing market price                    315              53              377                66
                                     ------          ------           ------            ------
                                      8,913           8,601            8,966             8,598
                                     ------          ------           ------            ------
                                     ------          ------           ------            ------
Net income                           $2,124          $  756           $5,771            $3,748
                                     ------          ------           ------            ------
                                     ------          ------           ------            ------
Net income per share                 $  .24          $  .09           $  .64            $  .44
                                     ------          ------           ------            ------
                                     ------          ------           ------            ------
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